EXHIBIT 10.11




01  Jan.  2003                                                      Kurgan  city

                               EMPLOYMENT CONTRACT

Limited Liability Company "Zauralneftegaz" headed by Director General Oleg Zhuravlev, further referred to as the Employer, on one side, and Sergey Potapov, further referred to as the Employee, on the other side, have entered the current contract outlining the following:

1. With the current employment contract, the Employee assumes the position of VICE PRESIDENT & ASSISTANT DIRECTOR GENERAL OF LIMITED LIABILITY COMPANY "ZAURALNEFTEGAZ".

2. Adhering to the current contract, the Employee performs all tasks specified in the position duties manual.
     The Employer assigns a monthly salary rate to the Employee consisting of 75 000 (seventy-five thousand) rubles to be paid when financing is raised.

3. The Employee shall be granted annual vacation time in compliance with the employment code.

4. In regards to other issues, the sides hold rights and carry out obligations in compliance with the employment code requirements.

5. The current contract is disclosed in two original copies and is in effect from 01 Jan. 2003 until 01 Jan. 2006.

6. Premature termination of the contract must be carried out with reference to the employment code requirements.

7. Locations of sides: Employer: Limited Liability Company "Zauralneftegaz", Kurgan city, Lenina St., 27/X.

     Director  General:


                         /s/ Oleg  Zhuravlev,  Oleg  Zhuravlev
                            -------------------

Employee: Sergey Potapov, passport series 37 03 #720537 issued 03 Apr. 2002, Kurgan city

450110828287  031-843-843-45

D.O.B.  08  Sep.  1963.


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